SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]	Filed by the Registrant
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Check the Appropriate Box:

[_]	Preliminary Proxy Statement
[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[_]	Soliciting Material Under Rule 14a-12

THE GERMANY FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
NOT APPLICABLE

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[_]	Fee computed on table below per Exchange Act Rules l4a-6(i) (1) and 0-11.

1.	Title of each class of securities to which transaction applies:

Not Applicable

2.	Aggregate number of securities to which transaction applies:

Not Applicable

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable

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Not Applicable

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Not Applicable

[_]	Fee paid previously with preliminary materials:

Not Applicable

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The Germany Fund, Inc.

31 West 52nd Street New York, NY 10019 Tel: (212) 454-1695 Fax: (212) 454-1706

Script for Morrow & Co.
        Proxy Solicitors

           “We would like to call your attention to the special proposal this year which is to permit the Fund to invest in a broader range of instruments than was generally available when it went public in 1986. These include options and futures which are not listed on an exchange and also which might be used for investment purposes as opposed to purely hedging purposes. We believe many of the newer funds have these provisions and thus we are attempting to bring our fund up to date. The portfolio managers have considered DAX sector index products but the fund does not have any specific commitments at the present. It desires to have the flexibility to do so when opportunities arise that the portfolio managers deem attractive.”